Monsanto                         Exhibit 5


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                                     Monsanto Company
                                     800 N. Lindbergh Boulevard
                                     St. Louis, Missouri  63167
                                     Phone (314) 694-2819

                                                            April 19, 1999

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, DC 20549

  Gentlemen:

  As General Counsel of Monsanto Company, a Delaware Corporation having its general offices at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167 (the "Company"), I am familiar with the Registration Statement on Form S-8 being filed by the Company under the Securities Act of 1933, as amended, covering 100,000 shares of Monsanto Company Common Stock, $2.00 par value per share ("Common Stock"), authorized for issuance under the DEKALB Genetics
  Corporation Savings and Investment Plan (the "Plan") and an indeterminate number of interests in the Plan.

  I am also familiar with the Company's Restated Certificate of Incorporation and its By-Laws, and with all corporate and other proceedings taken by the Company's Board of Directors relative to the authorization of the Plan, including the proposed issuance of up to 100,000 shares of Common Stock and an indeterminate number of plan interests under the Plan.

  It is my opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Delaware; that the Plan, including the authority to issue up to 100,000 shares of Common Stock and an indeterminate number of interests in the Plan thereunder, has been duly authorized by appropriate corporate action of the Company, and that the aforesaid 100,000 shares of Common Stock and plan interests, when issued and delivered pursuant to the provisions of the Plan, will be legally issued, fully paid and non-assessable.

  I hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to its use in connection therewith. I further consent to the reference to Company counsel in the "Commitments and Contingencies" note to the financial statements incorporated by reference

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  in the Company's Annual Report on Form 10-K for the year ended December 31,
  1998 and incorporated by reference in said Registration Statement. My consent to the reference to Company counsel in the note is not an admission that the consent is required by Section 7 of the Securities Act of 1933.

                                     Very truly yours,


                                     /s/ R. William Ide III

                                     R. William Ide III
                                     General Counsel
                                     Monsanto Company